Mr. Christopher J. Benjamin
822 Bishop Street
Honolulu, HI 96813
Dear Mr. Benjamin:
This is to confirm our discussions regarding your retirement from employment with Alexander & Baldwin, Inc. and its affiliates (collectively, the “Company”). To avoid any disputes or misunderstandings that may arise from your employment and separation from employment with the Company, and to protect the interests of all the parties, you and the Company agree to the following terms and understandings:
1.Your retirement will be effective June 30, 2023 (the “Retirement Date”). The Company shall pay you your final wages and your accrued but unused vacation benefits through June 30, 2023, less applicable deductions and withholdings. Payment shall be made, in lump sum, not later than June 30, 2023.

2.You understand and agree that:

a.Contingent on your continued compliance with the terms of this Separation Agreement and Release of Claims (“Agreement”), and provided you sign and do not revoke both this Agreement and a Supplemental Release Agreement to be signed by you on or after your Retirement Date (in substantially the same form attached to this Agreement as Exhibit A) (“Supplemental Agreement”), the Company will provide you with a payment of $1,500,000.00, less applicable withholdings. Payment under this paragraph shall be made in a lump sum within 60 days following the date on which you sign the Supplemental Agreement, provided you do not revoke your agreement to the Supplemental Agreement. You agree and understand that the payment to be made under this paragraph is in consideration for your commitments in Paragraphs 3, 4, and 5 below and your signature of the Supplemental Agreement, without such agreement having been revoked, and that the $1,500,000.00 figure would be lower if you were not agreeing to the provisions in such paragraphs and to signing the Supplemental Agreement.
b.Your outstanding equity awards shall be administered, and any shares issuable thereunder shall be issued, according to the terms of the applicable award agreements and notices of award evidencing such awards, provided that the shares issuable under your 2021 and 2022 time-vesting restricted stock unit awards that are otherwise issuable in January 2024 shall be issued no later than January 5, 2024.
3.You understand and agree to the following:

a.You shall maintain in strict confidence the Company’s Confidential Information, as defined as follows: for purposes of this Agreement, “Confidential Information” means, without limitation, information relating to the Company’s business and financial methods, practices, and plans; trade secrets; vendor and supplier lists; business and financial methods, practices and plans; marketing, merchandising and selling techniques and strategies; customer lists and data; pricing information; operating procedures; acquisitions and investments; and all other information relating to the Company disclosed to you by the Company that is confidential, proprietary, valuable, special or a unique asset of the Company, or information that is not generally known to the public, whether written, graphic, electronic, or oral, furnished by the Company to you, either directly or indirectly.
b.You acknowledge that during the course of your employment with the Company, you have had access to the Company’s Confidential Information. You acknowledge that the Confidential Information of the Company is proprietary information of the Company and that the protection of the Confidential Information against unauthorized disclosure or use is of critical importance to the Company. Accordingly, you agree that you shall maintain in strict confidence all Confidential Information of the Company received both prior to the date of this Agreement and after the date of this Agreement. You further agree not to disclose the Company’s Confidential Information to anyone who is not an employee of the Company with approved access to such Confidential Information, except as expressly authorized by the Company in writing or as required by law.
c.You understand that nothing in this Agreement shall preclude you from disclosing the Company’s Confidential Information if required to do so by law or duly issued order or subpoena. However, you shall notify the Company of any such subpoena, process, or obligation within 24 hours of your receipt of notice of legal process compelling disclosure of any Confidential Information to give the Company adequate time to intervene in such proceedings. In the event you are required by law or duly issued order or subpoena to make a disclosure of Confidential Information, you shall disclose the Confidential Information only to the extent required to comply with such subpoena, process or other legal obligation.
d.You also acknowledge that you have been notified of the immunity set forth in the Defend Trade Secrets Act of 2016, as follows:
(1)    Immunity from liability for confidential disclosure of a trade secret to the government or in a court filing. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that –

(A)    is made –
i.    in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and
ii.    solely for the purpose of reporting or investigating a suspected violation of law; or
(B)    is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2)    Use of trade secret information in anti-retaliation lawsuit. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual--
(A)    files any document containing the trade secret under seal; and
(B)    does not disclose the trade secret, except pursuant to court order.
e.You also acknowledge that the Company has shared Confidential Information with you, and this information gives the Company a competitive edge in the marketplace. You also acknowledge and agree that the Company would lose goodwill and be financially vulnerable should you separate from the Company’s employment and immediately use the knowledge, experience, training and information you obtained through employment with the Company to further the interests of any commercial real estate business in the State of Hawaii (“Competing Business”). Therefore, you agree as follows:
(1)For a period of twelve (12) months following your retirement from the Company (the “Restricted Period”), you shall not, individually, or on behalf of another person or entity, accept employment with, work for, perform services for, invest in, or acquire an interest in or serve as an advisor, consultant, principal, agent, partner, officer, director, employee, or member of any Competing Business, without prior written consent of the chairman of the board of the Company.

(2)Your ownership, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on any nationally recognized market shall not constitute a breach of this Paragraph 3.e.

(3)You also agree that in order to protect the Company’s legitimate interests, during the Restricted Period, you shall not, individually, or on behalf of another person or entity:

(A) Actively solicit or divert away from the Company, or attempt to solicit or divert away from the Company, any customers, accounts, vendors or suppliers of the Company, or take any action to induce or attempt to induce a customer, account, vendor, or supplier to terminate its relationship with the Company;

(B) Actively recruit, attempt to recruit, offer employment to, or take other action to solicit or divert away from the Company, or attempt to solicit or divert away from the Company, any employee of the Company.

(4)In the event of a breach or threatened breach of this Paragraph 3.e., the termination of the Restricted Period shall be automatically suspended and the time limitation on the Restriction Period shall not resume until the breach ends or the date of a final ruling determining a breach by a court or other tribunal of appropriate jurisdiction. All such extended periods of time shall be considered part of the applicable Restricted Periods for purposes of this Agreement.

(5)In the event of breach or threatened breach of this Paragraph 3.e., the Company shall be entitled to a restraining order and/or injunction against you by any court having equity jurisdiction, it being specifically acknowledged and agreed by you that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition to the above, the Company may pursue all other remedies available for such breach or threatened breach, including the recovery of monetary and other damages from you.

(6)You hereby acknowledge and agree that the geographic boundaries, scope of prohibited activities, treatment of information, and the time duration of the provisions set forth in this Paragraph 3.e. are fair and reasonable in light of all of the facts and circumstances of the relationship between the Company and you and are no broader than are necessary to protect the legitimate business interests of the Company including, without limitation, protecting the Company’s trade secrets, specialized training, and special customer relationships, and ensuring workforce stability. Provided, however, that you and the Company are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of, and not in derogation of the provisions of Paragraph 3.e., you and the Company agree that in the event a court should decline to enforce the provisions of Paragraph 3.e., that Paragraph 3.e. shall be deemed to be modified or reformed to the maximum extent, as to time, geography and business scope, which the court of competent jurisdiction shall find enforceable; provided, however, in no event shall the provisions of Paragraph 3.e. be deemed to be more restrictive to you, as applicable, than those contained herein.

f.You hereby acknowledge and agree that irreparable injury and harm will be caused to the Company and its business if this Paragraph 3 is breached by you. You further agree that if you breach this Paragraph 3, the Company shall be entitled, in addition to any other remedies and damages available to it at law or equity, to an injunction to restrain the violation of this Paragraph 3 by you or your partners, agents, employers, and employees, and all other persons acting for or with you. No action hereunder by the Company shall constitute an election by it to forego other remedies, and it shall have the right to assert other claims and remedies, including all other remedies available at law or equity.
4.You and the Company hereby mutually release and forever discharge each of the parties to this Agreement and any related entities to the parties, and their respective shareholders, directors, officers, members, managers, employees, agents, representatives, affiliates, successors and assigns, from any and all claims, charges, demands, damages and causes of action of whatsoever kind (including, but not limited to, claims of discrimination under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701, et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Sarbanes Oxley Act, Pub. L. 107-204, 18 U.S.C. § 1514A, the Family Medical Leave Act (together with all Code of Federal Regulations sections promulgated under all such federal enactments), the Hawaii Whistleblowers’ Protection Act, H.R.S. Chapter 378-61, et seq., the Hawaii Employment Practices Law, H.R.S. Chapter 378, the Hawaii Civil Rights Act, H.R.S. 368, the Payment of Wages and Other Compensation Law, Haw. Rev. Stat. ch. 388 (together with all Hawaii Administrative Rules promulgated under all such Hawaii enactments)), each party may now have, ever had or may later claim to have had, known or unknown, arising out of your employment with the Company. Notwithstanding the foregoing, this release does not include, and specifically excludes, any claims for indemnification you or the Company may have (subject to Paragraph 6 below), any and all rights of either party to enforce the terms of this Agreement, and any and all claims that may arise after the date you sign this Agreement.

5.You agree that you will not disparage or speak negatively about the Company and its services, and its shareholders, directors, officers, members, managers, employees, agents, partners, representatives, or investors; provided, however, this paragraph does not (i) waive your rights to enforce the terms of this Agreement in an action, arbitration or proceeding, or (ii) limit your ability to respond truthfully to any statement about you made by the Company. The Company agrees not to disparage or speak negatively about you. Notwithstanding the aforementioned provisions, this Agreement does not prohibit or restrict you, the Company, or any other person or entity from (i)

initiating communications directly with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the U.S. Securities and Exchange Commission, or any other governmental, regulatory, or legislative body, or self-regulatory body, regarding a possible violation of any Federal or State law; or (B) the U.S. Equal Employment Opportunity Commission or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws; (ii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority; or (iii) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation.

6.In the event any claims, causes, or actions are brought by a third party against you arising from your actions or conduct which occurred within the scope of your employment with the Company, the Company agrees that it will defend and indemnify you to the fullest extent permitted by Company bylaws or by applicable law for all actions taken by you as an employee and/or officer of the Company. Additionally, it is understood that in the event any claims, causes, or actions are brought as described herein, you will have the right to select counsel to defend you and the Company shall advance reasonable attorneys’ fees and costs to defend your actions or conduct which occurred within the scope of your employment with the Company.

7.It is understood and agreed by the parties to this Agreement that this Agreement represents a compromise and settlement between the parties hereto, and that nothing contained in this Agreement shall be construed as an admission of liability by or on behalf of either party by whom liability is expressly denied.

8.This Agreement contains the entire understanding of the parties hereto, and fully supersedes any and all prior agreements or understandings pertaining to the subject matters of this Agreement. Each of the parties hereto acknowledge that no party or agent of any party has made any promise, representation or warranty whatsoever, either express or implied, not contained herein concerning the subject matters of this Agreement to induce any other party to execute this Agreement, and each of the parties to this Agreement acknowledge that it has not executed this Agreement in reliance of any such promises, representations or warranties not specifically contained in this Agreement.

9.You and the Company understand and acknowledge that this Agreement may be pleaded as a defense to, and may be used as the basis for an attempted injunction against any action, suit, administrative or other proceeding which may be instituted, prosecuted or attempted as a result of an alleged breach of this Agreement by either party.

10.You and the Company understand and agree that, with the exception of claims for injunctive or other equitable relief under Paragraph 3 above, any disputes arising out of the terms and conditions of this Agreement; your employment or separation from employment with the Company, and any claims which either party contends are not waived and released by this Agreement, shall be subject, absent settlement by the parties, to final and binding arbitration before a single arbitrator in accordance with the Arbitration Rules, Procedures & Protocols of Dispute Prevention & Resolution, Inc. in Honolulu, Hawaii. The Arbitrator shall be required to abide by the provisions of this Agreement and the lawfully adopted policies of the Company, and the Arbitrator shall not modify or alter those provisions and policies. The appointed Arbitrator shall be an attorney currently practicing in the private sector with at least ten (10) years of experience in complex commercial transactions and/or complex commercial litigation. Each party shall bear the costs, fees, and expenses of presenting its own case, and half of the Arbitrator’s fees and administrative expenses, unless otherwise ordered by the Arbitrator for good cause shown.

11.The parties agree that they have read and understand this Agreement and have freely and voluntarily entered into and signed this Agreement with the advice of counsel. The terms of this Agreement have been negotiated at arm’s length among knowledgeable parties represented by experienced counsel. As a result, the rule of “Interpretation Against the Draftsman” shall not apply in any dispute over interpretation of the terms of this Agreement.

12.This Agreement is made under the laws of the State of Hawaii, and any dispute regarding interpretation or enforcement of this Agreement will be resolved under the laws of the State of Hawaii. Both parties hereby submit to personal jurisdiction in Hawaii.

13.If any provision of this Agreement is determined by a court or other tribunal of appropriate jurisdiction to be invalid or unenforceable for any reason, that provision (or those provisions) shall be severable and the remaining provisions will continue in full force and effect.

14.No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

15.This Agreement may not be amended or modified except by a written agreement signed by both you and the Company.

16.You agree that you have read and understand this Agreement. You further agree that you have freely and voluntarily entered into and signed this Agreement, that you were not coerced into this Agreement, and that you were not under any duress when you signed this Agreement.

17.This Agreement may be signed in separate counterparts, and/or via facsimile, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

18.You are advised that this Agreement specifically refers to rights and claims arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 626(f)(1)(F)(i). You have twenty-one (21) days in which to consider the terms of this Agreement and to consult with your attorney. Pursuant to 29 C.F.R. § 1625.22(e)(6), and as indicated by your special signature below, you may knowingly and voluntarily waive the twenty-one (21) day pre-execution consideration period set forth in 29 U.S.C. § 626(f)(1)(F)(i). Pursuant to 29 U.S.C. § 626(f)(1)(G), you will have seven (7) days after your execution of this Agreement to revoke the ADEA portion of this Agreement. If you elect to revoke the ADEA portion of this Agreement, you shall contact the Company immediately. In the event you revoke your agreement, you will not receive the payment specified in paragraph 2(a) above.

If you have any questions, please contact me.

Sincerely,
/s/ Derek T. Kanehira
Derek T. Kanehira
Senior Vice President

UNDERSTOOD AND AGREED:
/s/ Christopher J. Benjamin
Christopher J. Benjamin

Date:	January 30	, 2023

Pursuant to 29 C.F.R. § 1625.22(e)(6), I hereby knowingly and voluntarily waive the twenty-one (21) day pre-execution consideration period set forth in 29 U.S.C. § 626(f)(1)(F)(i)

/s/ Christopher J. Benjamin
Christopher J. Benjamin

Date:	January 30	, 2023

EXHIBIT A

SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement is entered into by and between Alexander & Baldwin, Inc. and its affiliates (collectively, the “Company”) and Christopher J. Benjamin (“Employee”).

RECITALS

    WHEREAS, Employee and the Company previously entered into a Separation Agreement and Release of Claims, which was signed by the parties on             , 2023 (hereinafter referred to as “Initial Agreement”) and is incorporated by reference into this Supplemental Release Agreement;

WHEREAS, Paragraph 2 of the Initial Agreement provided for a payment of $1,500,000 to be made to Employee (hereinafter referred to as “Separation Pay”), provided a number of conditions specified in the Initial Agreement were met by Employee, including Employee signing and not revoking a Supplemental Release Agreement;

    WHEREAS, Employee has satisfied all of the conditions specified in the Initial Agreement for receiving the Separation Pay, with the exception of executing and not revoking a Supplemental Release Agreement;

    NOW, THEREFORE, Employee and the Company hereby agree as follows:

1.In exchange for the payment to be made under Paragraph 2 of the Initial Agreement, Employee and the Company hereby mutually release and forever discharge each of the parties to this Supplemental Release Agreement and any related entities to the parties, and their respective shareholders, directors, officers, members, managers, employees, agents, representatives, affiliates, successors and assigns, from any and all claims, charges, demands, damages and causes of action of whatsoever kind (including, but not limited to, claims of discrimination under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701, et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Sarbanes Oxley Act, Pub. L. 107-204, 18 U.S.C. § 1514A, the Family Medical Leave Act (together with all Code of Federal Regulations sections promulgated under all such federal enactments), the Hawaii Whistleblowers’ Protection Act, H.R.S. Chapter 378-61, et seq., the Hawaii Employment Practices Law, H.R.S. Chapter 378, the Hawaii Civil Rights Act, H.R.S. 368, the Payment of Wages and Other Compensation Law, Haw. Rev. Stat. ch. 388 (together with all Hawaii Administrative Rules promulgated under all such Hawaii enactments)), each party may now have, ever had, or may later claim to have had, known or unknown, arising out of Employee’s employment with and separation from the Company. Notwithstanding the foregoing, this release does not include, and specifically excludes, any claims for indemnification Employee or the Company may have (subject to Paragraph 6 of the Initial Agreement), any and all rights of either party to enforce the terms of the Initial Agreement or this Supplemental Release Agreement, and any and all claims that may arise after the date Employee signs this Agreement.

This Supplemental Release Agreement does not prohibit or restrict Employee, the Company, or any other person or entity from (i) initiating communications directly with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the U.S. Securities and Exchange Commission, or any other governmental, regulatory, or legislative body, or self-regulatory body, regarding a possible violation of any Federal or State law; or (B) the U.S. Equal Employment Opportunity

Commission or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws; (ii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority; or (iii) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation.

Employee and the Company understand and expressly accept and assume the risk that the facts as each party now understands them and believes to be true may be later found to be different, and Employee and the Company agree that this Supplemental Release Agreement will remain effective notwithstanding any such differences in fact.

2.Employee and the Company understand and acknowledge that this Supplemental Release Agreement may be pleaded as a defense to, and may be used as the basis for an attempted injunction against any action, suit, administrative or other proceeding which may be instituted, prosecuted or attempted as a result of an alleged breach of this Supplemental Release Agreement by either party.

3.This Supplemental Release Agreement contains the entire understanding of the parties hereto and fully supersedes any and all prior agreements or understandings pertaining to the subject matters herein, with the sole exception of the Initial Agreement, which shall remain in full force and effect. Each of the parties hereto acknowledge that no party or agent of any party has made any promise, representation or warranty whatsoever, either express or implied, concerning the subject matters of this Supplemental Release Agreement to induce any other party to execute this Supplemental Release Agreement, with the sole exception of those contained in the Initial Agreement. Each of the parties to this Supplemental Release Agreement acknowledges he or it has not executed this Supplemental Release Agreement in reliance of any such promises, representations or warranties not specifically contained in this Supplemental Release Agreement or the Initial Agreement.

4.The parties agree that they have read and understand this Supplemental Release Agreement and have freely and voluntarily entered into and signed this Supplemental Release Agreement with the advice of counsel. The terms of this Supplemental Release Agreement have been negotiated at arm’s length among knowledgeable parties represented by experienced counsel. As a result, the rule of “Interpretation Against the Draftsman” shall not apply in any dispute over interpretation of the terms of this Supplemental Release Agreement.

5.This Supplemental Release Agreement is made under the laws of the State of Hawaii, and any dispute regarding interpretation or enforcement of this Agreement will be resolved under the laws of the State of Hawaii. Both parties hereby submit to personal jurisdiction in Hawaii.

6.If any provision of this Supplemental Release Agreement is determined by a court or other tribunal of appropriate jurisdiction to be invalid or unenforceable for any reason, that provision (or those provisions) shall be severable and the remaining provisions will continue in full force and effect.

7.No waiver of any breach of any term or provision of this Supplemental Release Agreement shall be construed to be, or shall be, a waiver of any other breach of this Supplemental Release Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

8.This Supplemental Release Agreement may not be amended or modified except by a written agreement signed by both Employee and the Company.

9.This Supplemental Release Agreement may be signed in separate counterparts, and/or via facsimile, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

10.Employee is advised that this Supplemental Release Agreement specifically refers to rights and claims arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 626(f)(1)(F)(i). Employee has twenty-one (21) days in which to consider the terms of this Supplemental Release Agreement and to consult with his attorney. Pursuant to 29 C.F.R. § 1625.22(e)(6), and as indicated by Employee’s special signature below, Employee may knowingly and voluntarily waive the twenty-one (21) day pre-execution consideration period set forth in 29 U.S.C. § 626(f)(1)(F)(i). Pursuant to 29 U.S.C. § 626(f)(1)(G), Employee will have seven (7) days after his execution of this Supplemental Release Agreement to revoke the ADEA portion of this Supplemental Release Agreement. If Employee elects to revoke the ADEA portion of this Supplemental Release Agreement, Employee shall contact the Company immediately. In the event Employee revokes his agreement, Employee will not receive the payment specified in paragraph 2(a) of the Initial Agreement.

[Signature page follows.]

UNDERSTOOD AND AGREED:

_____________________________________    DATED: ______________________
By Derek T. Kanehira
Its Senior Vice President

_________________________________
Christopher J. Benjamin

Date: ____________________, 2023

Pursuant to 29 C.F.R. § 1625.22(e)(6), I hereby knowingly and voluntarily waive the twenty-one (21) day pre-execution consideration period set forth in 29 U.S.C. § 626(f)(1)(F)(i)

_________________________________
Christopher J. Benjamin

Date: _____________________, 2023